                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) January 27, 1999
                          IKON Office Solutions, Inc.
            (Exact name of registrant as specified in its charter)


               OHIO            File No. 1-5964        23-0334400
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          (State or other      (Commission File     (IRS Employer
          jurisdiction of          Number)           Identification
          incorporation)                                Number)


          P.O. Box 834, Valley Forge, Pennsylvania              19482
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       Registrant's telephone number, including area code: (610) 296-8000
                                                           --------------



                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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     On January 27, 1999, IKON Office Solutions, Inc. ("IKON" or "the
Registrant") announced its earnings for the first quarter of fiscal 1999. IKON generated net income of $20.1 million or $.13 per share, excluding an after-tax gain of $8.6 million or $.06 per share from a $250 million asset securitization. The fiscal 1999 first quarter results reflect substantial improvements in earnings trends as compared to results reported for the second half of fiscal 1998.

     For the first quarter of fiscal 1998, IKON generated $49.7 million in net income or $.33 per share before transformation costs. Including transformation costs, net income was $37 million or $.24 per share.

     Revenues for the first quarter of fiscal 1999 were $1.38 billion excluding the gain, compared to $1.37 billion in the first quarter of fiscal 1998. The flat revenue reflects the elimination of unprofitable revenue streams and a transition away from low-margin, commodity products.

     The Registrant's 38.8% gross margin, excluding the securitization gain, for the 1999 first quarter reflected an improvement of 450 basis points over the 34.3% gross margin reported for the 1998 fourth quarter. The improvement reflected greater profitability in both equipment and service sales, due to the elimination of inappropriate discounting, an increased focus on controlling service costs, and the strong turnaround in Management Services.

     The Registrant continues to roll out the program of expense reductions and productivity initiatives announced in the 3rd and 4th quarters of fiscal 1998.

     This Report includes or incorporates by reference information which may constitute forward-looking statements within the meaning of the federal securities laws. Although the Registrant believes the expectations contained in such forward-looking statements are reasonable, no assurances can be given that such expectations will prove correct. Such forward-looking information is based upon management's current plans or expectations and is subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Registrant's future financial condition and results. These uncertainties and risks include, but are not limited to, risks and uncertainties relating to conducting operations in a competitive environment; delays, difficulties, technological changes, management transitions and employment issues associated with consolidation of business operations; risks and uncertainties associated with the implementation of a preferred vendor program; risks and uncertainties relating to successfully managing the integration of acquired companies, including companies with technical services and products that are relatively new to the Registrant, and also including companies outside the United States, which present additional risks relating to international operations; risks and uncertainties relating to potential year
2000 deficiencies associated with the operation of IKON's internal systems and distributed products; debt service requirements (including sensitivity to fluctuation in interest rates); and general economic conditions. As a consequence, current
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plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Registrant.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (99) Press Release dated January 27, 1999
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                                   SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       IKON OFFICE SOLUTIONS, INC.




                                       By:  /s/MICHAEL J. DILLON
                                            --------------------
                                            Michael J. Dillon
                                            Vice President and Controller



Dated: January 27, 1999